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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF BLYTH INDUSTRIES, INC.
                            (as of January 31, 1999)
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

NAME OF ORGANIZATION                                                                  DOMESTIC

1.    Candle Corporation Worldwide, Inc.                                              Delaware
2.    PartyLite Gifts, Inc.                                                           Delaware
3.    Candle Corporation of America                                                   New York
4.    Aromatic Industries, Inc.                                                     California
5.    JMC Holdings, Inc.                                                              Delaware
6.    Jeanmarie Creations, Inc.                                                       Oklahoma
7.    FVB, Inc.                                                                       Delaware
8.    Fabrica de Velas Borinquen, Inc.                                                Illinois
9.    New Ideas International, Inc.                                                   Delaware
10.   Endar Corp.                                                                   California
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

NAME OF ORGANIZATION                                                             INTERNATIONAL

11.   PartyLite Gifts, Ltd.                                                             Canada
12.   PartyLite Ireland Limited                                                        Ireland
13.   PartyLite GmbH                                                                   Germany
14.   PartyLite U.K., Ltd.                                                             England
15.   PartyLite SA                                                                 Switzerland
16.   PartyLite Trading SA                                                         Switzerland
17.   PartyLite SARL                                                                    France
18.   PartyLite BV                                                                 Netherlands
19.   PartyLite Handelsgesellschaft m.b.H.                                             Austria
20.   Partylite Oy                                                                     Finland
21.   Blyth Industries, Ltd.                                                          Barbados
22.   Endar de Mexico SA                                                                Mexico
23.   Candle Corporation UK Limited                                                    England
24.   CCW Manufacturing Limited                                                        England
25.   Eclipse Candles Limited                                                          England
26.   Candle Corporation of America Hong Kong Limited                                Hong Kong
27.   Candle Corporation Europe BV                                                 Netherlands

As of close of fiscal year ended January 31, 1999, Blyth Industries, Inc. owned 50% of the capital stock of Colony Gift Corporation Limited and 75% of the capital stock of Eclipse Candles Limited, both companies organized under the laws of England. Blyth also owned, as of fiscal year end, approximately 79% Class A voting common stock of Liljeholmens Stearinfabriks AB, a company organized under the laws of Sweden, where its shares are publicly traded on the Swedish market. Since the close of fiscal year ended January 31, 1999, Blyth Industries, Inc. has announced that it is purchasing the remaining interest in Colony Gift Corporation Limited and Eclipse Candles Limited, and has offered to buy the remaining shares of Liljeholmens Stearinfabriks AB, through its new subsidiary Candle Corporation Worldwide Sweden AB, which became a subsidiary after the close of fiscal year ended January 31, 1999.